UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

NORDSON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-07977	34-0590250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28601 Clemens Road	Westlake, Ohio	44145
(Address of principal executive offices)		(Zip Code)

440-892-1580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	NDSN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On May 28, 2024, Nordson Corporation, an Ohio corporation (“Nordson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alpha Medical Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nordson (“Merger Sub”) and Atrion Corporation, a Delaware corporation (“Atrion”), pursuant to which, among other things, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Atrion (the “Merger”), with Atrion surviving the Merger as a wholly owned subsidiary of Nordson.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.10 per share, of Atrion (the “Common Stock”) (other than shares of Common Stock (i) held in the treasury of Atrion or owned by any direct or indirect wholly owned subsidiary of Atrion as of immediately prior to the Effective Time, (ii) owned by Merger Sub, Nordson or any direct or indirect wholly owned subsidiary of Nordson as of immediately prior to the Effective Time, or (iii) held by a holder or beneficial holder that or who is entitled to demand and has properly demanded appraisal for such shares of Common Stock in accordance with, and that or who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware) will be canceled and converted into the right to receive an amount in cash equal to $460.00 per share of Common Stock, without interest (the “Merger Consideration”).

Treatment of Atrion Equity Awards

Each restricted stock unit, whether stock-settled or cash-settled, whether settled on a current or a deferred basis (each, a “Company RSU”) (including Company RSUs subject to market- or performance-based conditions) granted to an employee or non-employee service provider that is outstanding as of immediately prior to the Effective Time, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, and (ii) the aggregate number of shares of Common Stock underlying or denominated by such Company RSU (with respect to Company RSUs with market- or performance-based conditions, vesting at target), less applicable taxes and authorized deductions.

Closing Conditions

The consummation of the Merger (the “Closing”) is subject to the satisfaction or waiver of certain customary mutual conditions, including (i) the absence of any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) issued by a governmental body of competent jurisdiction that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger, (ii) the affirmative vote of the holders of a majority of all outstanding shares of Common Stock to adopt the Merger Agreement (the “Atrion Stockholder Approval”), (iii) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and under any agreement with a governmental body not to consummate the Merger, in Nordson’s case, without the imposition of any Burdensome Condition, and (iv) the receipt of certain required regulatory consents, approvals and authorizations under applicable antitrust and foreign direct investment laws and regulations (the “Required Approvals”), in Nordson’s case, without the imposition of any Burdensome Condition.

A “Burdensome Condition” includes any action that would require Nordson or Merger Sub to (i) propose, negotiate, commit to or effect, by consent decree, hold separate orders or otherwise, the sale, divestiture, disposition, license or other conveyance of any categories, portions or parts of assets, properties, products, rights, services, or businesses of Nordson, Atrion or any of their respective affiliates, or agree to any other structural or conduct remedy (including any conduct of business arrangements or termination of any existing relationships or contractual rights and obligations), or (ii) otherwise take or commit to take any actions that would limit Nordson’s, Atrion’s or any of their respective affiliates’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses.

The obligation of each party to consummate the Merger is also conditioned upon (a) the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the Closing (subject to customary materiality qualifiers), (b) compliance by the other party in all material respects with its pre-Closing obligations and covenants under the Merger Agreement, (c) in Nordson’s case, the absence of a material adverse effect with respect to Atrion, and (d) the receipt from the other party of a certificate, signed by a duly authorized officer of such party, certifying as to the satisfaction of certain conditions.

Representations and Warranties and Covenants

Nordson, Merger Sub and Atrion have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, Atrion has agreed, subject to certain exceptions, to (i) use reasonable best efforts to conduct its and its subsidiaries’ business in the ordinary course of business consistent with past practice during the time period between the execution of the Merger Agreement and the Effective Time, and (ii) not to engage in specified types of transactions and not to take specified actions during this period unless consented to in writing by Nordson (such consent not to be unreasonably withheld, conditioned or delayed).

Non-Solicitation

Under the Merger Agreement, Atrion is subject to customary “no-shop” restrictions on Atrion’s ability to solicit or knowingly encourage or facilitate any alternative acquisition proposals with, execute or enter into any alternative acquisition proposals with, furnish non-public information to, and participate in discussions or negotiations regarding alternative acquisition proposals with, any third parties.

The “no-shop” restrictions on Atrion are subject to a customary “fiduciary out” provision, pursuant to which Atrion may furnish information to, or participate in negotiations or discussions with, third parties with respect to a bona fide alternative acquisition proposal from such third parties if (i) Atrion’s board of directors (a) determines in good faith (after consultation with Atrion’s outside legal counsel and outside financial advisor) that such alternative acquisition proposal is, or would reasonably be likely to lead to, a Superior Proposal (as defined in the Merger Agreement), and (b) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and (ii) Atrion provides written notice to Nordson of such determination promptly (and in any event within twenty-four hours of such determination), and (iii) Atrion receives or has received from such third party an executed acceptable confidentiality agreement.

Termination

The Merger Agreement contains certain customary termination rights for Atrion and Nordson, including the right of (i) either party to terminate the Merger Agreement if the Effective Time has not occurred by 5:00 p.m., New York time, on February 28, 2025 (as it may be extended to August 28, 2025 pursuant to the terms of the Merger Agreement, the “Outside Date”), (ii) Nordson to terminate the Merger Agreement if Atrion’s board of directors effects an adverse recommendation change prior to obtaining the Atrion Stockholder Approval, (iii) either party to terminate the Merger Agreement if the other party breaches its representations, warranties or covenants in a manner that would cause the related conditions to the Closing to not be satisfied and such other party fails to timely cure such breach, (iv) either party to terminate the Merger Agreement if any legal restraint prohibiting the consummation of the Merger has become final and non-appealable, and (v) either party to terminate the Merger Agreement if the Atrion Stockholder Approval is not obtained.

Termination Fees

The Merger Agreement provides for the payment of termination fees upon termination of the Merger Agreement under certain specified circumstances. Atrion will be obligated to pay a termination fee of $20,000,000 in cash to Nordson if the Merger Agreement is terminated (a) by Atrion, prior to receiving the Atrion Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, (b) by Nordson if Atrion’s board of directors effects an adverse recommendation change prior to obtaining the Atrion Stockholder Approval, (c)

in certain circumstances, by either Nordson or Atrion if the Effective Time has not occurred on or before the Outside Date or if the Atrion Stockholder Approval is not obtained, or (d) by Nordson if Atrion breaches its representations, warranties or covenants in a manner that would result in a failure of an applicable closing condition to be satisfied and, if curable, Atrion fails to cure such breach within the applicable time period specified in the Merger Agreement and, in each case of the foregoing clauses (c) and (d), if (i) at or prior to the date of such termination, an alternative acquisition proposal has been publicly announced, disclosed or otherwise made public, remains outstanding and is not publicly withdrawn within a specified period of time, and (ii) within twelve (12) months of the termination date, Atrion or any of its subsidiaries consummates an alternative acquisition proposal or enters into a definitive agreement with respect to an alternative acquisition proposal or an alternative acquisition proposal is submitted to the stockholders of Atrion or its subsidiaries for adoption.

Nordson will be obligated to pay to Atrion a one-time fee equal to $40,725,000 in cash, if the Merger Agreement is terminated by either party because (i) the Merger has not been consummated by the Outside Date, or (ii) any governmental authority of competent jurisdiction has enacted or promulgated any nonappealable antitrust or foreign investment law or order (relating to the HSR Act or the Required Approvals) permanently enjoining, prohibiting or making illegal the consummation of the Merger, or because any antitrust or foreign investment law (relating to the HSR Act or the Required Approvals) is adopted following the execution of the Merger Agreement that makes consummation of the Merger illegal or otherwise prohibited and, in each case of clauses (i) and (ii), at the time of such termination, (1) the conditions to closing relating to the absence of any law or order (relating to the HSR Act or the Required Approvals) enjoining or otherwise making illegal the consummation of the Merger, the expiration of the applicable waiting period under the HSR Act, or the receipt of the Required Approvals have not been satisfied or waived (or have been satisfied only with the imposition of a Burdensome Condition), and (2) the other conditions to closing in favor of Nordson have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the closing, are capable of being satisfied if the closing were to occur on such date).

Voting and Support Agreement

In connection with the execution of the Merger Agreement, Nordson entered into Voting and Support Agreements (the “Voting Agreements”) with certain shareholders named in Schedule A thereto (each, a “Voting Party” and together the “Voting Parties”). The Voting Agreements provide that, among other things, the Voting Parties will vote the shares of Common Stock set forth opposite such Voting Party’s name on Schedule A to the applicable Voting Agreement (together with any additional shares of Common Stock or voting securities acquired by such Voting Party after the date of the Voting Agreement), (i) in favor of the approval and adoption of the Merger Agreement and any actions related thereto, (ii) in favor of any proposal to adjourn a meeting of the stockholders of Atrion to solicit additional proxies in favor of the approval and adoption of the Merger Agreement and any actions related thereto, and (iii) against any (1) alternative acquisition proposal, (2) reorganization, recapitalization, liquidation or winding-up of Atrion or any other extraordinary transaction involving Atrion, (3) action or agreement the consummation of which would reasonably be expected to prevent or delay the consummation of the Merger, (4) action or agreement that would reasonably be expected to result in a material breach or violation of any covenant, representation or warranty or any other obligation of such Voting Party contained in the Voting Agreements, or (5) change in the membership of Atrion’s board of directors, unless approved by Nordson.

In the aggregate, the Voting Agreements obligate the Voting Parties to vote approximately 22% of the outstanding shares of Common Stock in favor of adoption of the Merger Agreement, based on 1,759,954 shares of Common Stock outstanding as of May 23, 2024, as reported by Atrion in the Merger Agreement. Each Voting Party has also agreed in the Voting Agreements to certain restrictions on the transfer of its shares of Common Stock, subject to the terms and conditions set forth in such Voting Party’s Voting Agreement.

The Voting Agreements provide that they will automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) as to any Voting Party, any amendment to the Merger Agreement that reduces the amount of or changes the form of, or imposes any material restrictions or conditions on the payment of, the Merger Consideration or extends the Outside Date, in each case, unless such applicable Voting Party has consented to such amendment, or (iv) the mutual written agreement of the parties to the applicable Voting Agreement.

The foregoing description of the Merger Agreement and Voting Agreements is not complete and is qualified in its entirety by, reference to the Merger Agreement and Voting Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 2.1 in the case of the Merger Agreement and Exhibits 2.2 and 2.3 in the case of the Voting Agreements, and which are incorporated herein by reference. A copy of the Merger Agreement and the Voting Agreements have been included to provide investors and securityholders with information regarding their terms. These agreements are not intended to provide any other factual information about Nordson, Merger Sub or Atrion, or any of their respective subsidiaries or affiliates.

The representations, warranties and covenants contained in the Merger Agreement and the Voting Agreements (i) were made by the parties thereto only for the respective purposes of the Merger Agreement and Voting Agreements and as of specific dates; (ii) were made solely for the benefit of the respective parties to the Merger Agreement and Voting Agreements; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the respective parties in connection with the respective execution of the Merger Agreement and Voting Agreements (such disclosures include information that has been included in Nordson’s public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the respective parties to the Merger Agreement and Voting Agreements instead of establishing these matters as facts; (v) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement or Voting Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement and Voting Agreements, which subsequent information may or may not be fully reflected in Nordson’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2024, by and among Nordson Corporation, Alpha Medical Merger Sub, Inc. and Atrion Corporation

2.2	Voting and Support Agreement, dated as of May 28, 2024, by and among Nordson Corporation, Montclair Harbour LLC, David A. Battat and Emile A. Battat

2.3	Voting and Support Agreement, dated as of May 28, 2024, by and among Nordson Corporation, Stupp Bros., Inc. and John P. Stupp Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

Atrion Corporation (“Atrion”) expects to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”), as well as other relevant documents regarding the transactions contemplated by the Agreement and Plan of Merger (the “Agreement”), dated as of May 28, 2024, by and among Atrion, Nordson Corporation (“Nordson”), and Alpha Medical Merger Sub, Inc. (the “Transaction”). The information to be included in the preliminary Proxy Statement will not be complete and may be changed. After filing its definitive Proxy Statement with the SEC, Atrion will mail its definitive Proxy Statement and a proxy card to Atrion’s stockholders entitled to vote at a special meeting relating to the Transaction, seeking their approval of the applicable Transaction-related proposals. The Proxy Statement will contain important information about the Transaction and related matters. This communication is not a substitute for the Proxy Statement Atrion plans to file with the SEC in connection with the Transaction.

INVESTORS AND SECURITY HOLDERS OF ATRION ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATRION, NORDSON, THE TRANSACTION AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT THAT HOLDERS OF ATRION’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC when available without charge through the website maintained by the SEC at www.sec.gov or, in the case of documents filed by Atrion, from Atrion’s website https://atrioncorp.com/investor-relations/ or, in the case of documents filed by Nordson, by directing a request to Lara Mahoney, Vice President, Investor Relations and Corporate Communications at lara.mahoney@nordson.com, or by calling (440) 204-9985, or from Nordson’s website https://investors.nordson.com/overview/default.aspx.

Participants in the Solicitation

Atrion, Nordson and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Atrion’s stockholders in connection with the Transaction.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Transaction, including a description of their direct or indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement(s) and other relevant materials related to the Transaction when they are filed with the SEC.

Information regarding Atrion’s directors and executive officers is contained in the sections entitled “Election of Directors” and “Securities Ownership” included in Atrion’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 9, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/701288/000110465924044922/tm242747d4_def14a.htm) and in the section entitled “Directors, Executive Officers and Corporate Governance” included in Atrion’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/701288/000165495424002411/atri_10k.htm).

Information regarding Nordson’s directors and executive officers is contained in the sections entitled “Election of Directors” and “Security Ownership of Nordson Common Shares by Certain Beneficial Owners and Management” included in Nordson’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on January 19, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/72331/000119312524010767/d482491ddef14a.htm), in the section entitled “Information About Our Executive Officers” included in Nordson’s Annual Report on Form 10-K for the year ended October 31, 2023, which was filed with the SEC on December 20, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/72331/000007233123000242/ndsn-20231031.htm), in Nordson’s Form 8-K filed on August 24, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233123000150/ndsn-20230823.htm), in Nordson’s Form 8-K filed on January 16, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233124000019/ndsn-20240116.htm), in Nordson’s Form 8-K filed on February 14, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233124000030/ndsn-20240214.htm), and in Nordson’s Form 8-K filed on April 23, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233124000057/ndsn-20240423.htm). To the extent holdings of Nordson securities by the directors and executive officers of Nordson have changed from the amounts of securities of Nordson held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements present current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will,” “can,” “could,” “predict,” “future,” “potential,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “opportunity,” “ambitions,” “aspire” and variations of negatives of such terms or variations thereof. Other words and terms of similar meaning or import in connection with any discussion of future plans, actions, events or operating, financial or other performance identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the Agreement and the Transaction, including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties, assumptions and other factors, many of which are beyond the control of Atrion and Nordson, that could cause actual results to differ materially from the results projected in such forward-looking statements. These risks, uncertainties, assumptions and other factors include, without limitation: statements regarding the expected timing and structure of the Transaction; the ability of the parties to complete the Transaction; the expected benefits of the Transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the ability of Nordson to successfully integrate the operations of Atrion and to achieve expected synergies, cost reductions and/or productivity improvements, including the risk that problems may arise which may result in the combined company not operating as effectively and efficiently as expected; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the possibility that Atrion’s shareholders may not approve the Transaction; the risk that the anticipated tax treatment of the Transaction is not obtained; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Atrion’s or Nordson’s common shares; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and businesses generally, including the ability of Atrion and Nordson to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; unexpected future capital expenditures; potential litigation relating to the Transaction that could be instituted against Atrion and/or Nordson or their respective directors and/or officers; third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the competitive ability and position of Nordson following completion of the Transaction; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing; demand for Atrion and Nordson products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial market volatility and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; various events that could disrupt operations, including climate change, weather conditions and storm activity such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war, political unrest, civil disturbance and acts of terror; changes to tariff, trade or investment policies or laws or trade agreements; changes in tax law; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory unforeseen or unknown liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; levels of indebtedness; liquidity and the availability and cost of credit; rating agency actions and Atrion’s and Nordson’s ability to access short- and long-term debt markets on a timely and affordable basis; the level of fixed costs required to run Atrion’s and Nordson’s businesses; levels of goodwill or other indefinite-lived intangible assets; labor disputes or shortages, changes in labor costs and labor difficulties; effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of Atrion’s or Nordson’s control; and other factors detailed from time to time in Atrion’s and Nordson’s SEC filings.

All forward-looking statements in this communication should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in both Atrion’s and Nordson’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which will be incorporated by reference into the Proxy Statement. Atrion’s reports that are filed with the SEC are available on Atrion’s website at https://atrioncorp.com/investor-relations/ and on the SEC’s website at http://www.sec.gov, and Nordson’s reports that are filed with the SEC are available on Nordson’s website at https://investors.nordson.com/overview/default.aspx and on the SEC website at http://www.sec.gov. Any forward-looking statements speak only as of the date the statement is made and neither Atrion nor Nordson undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

May 28, 2024	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President, General Counsel & Secretary